Exhibit 21.1

List of subsidiaries

Name of subsidiary	Background	Effective ownership
TAG International Limited (“TIL”)	● British Virgin Islands company ● Investment holding	100% owned by AGBA

TAG Asset Partners Limited (“TAP”)	● British Virgin Islands company ● Investment holding	100% owned by TIL

OnePlatform International Limited (“OIL”)	● Hong Kong company ● Investment holding	100% owned by TAP

TAG Asia Capital Holdings Limited (“TAC”)	● British Virgin Islands company ● Investment holding	100% owned by AGBA

OnePlatform Wealth Management Limited (“OWM”)	● Hong Kong company ● Provision of insurance and mandatory provident fund schemes brokerage services	99.89% owned by OIL

OnePlatform International Property Limited (“OIP”)	● Hong Kong company ● Provision of overseas real estate brokerage services	100% owned by OIL

OnePlatform Asset Management Limited (“OAM”)	● Hong Kong company ● Provision of investment advisory, funds dealing, introducing broker, and asset management services	100% owned by OIL

Kerberos (Nominee) Limited (“KNL”)	● Hong Kong company ● Provision of escrow services	100% owned by OAM

Maxthree Limited (“Maxthree”)	● British Virgin Islands company ● Investment holding	100% owned by OIL

OnePlatform Credit Limited (“OCL”)	● Hong Kong company ● Provision of money lending services	100% owned by Maxthree

Hong Kong Credit Corporation Limited (“HKCC”)	● Hong Kong company ● Provision of money lending services	100% owned by OCL

Trendy Reach Holdings Limited (“TRHL”)	● British Virgin Islands company ● Investment holding	100% owned by Maxthree

Profit Vision Limited (“PVL”)	● Hong Kong company ● Property investment holding	100% owned by TRHL

TAG Technologies Limited (“TAGTL”)	● British Virgin Islands company ● Investment in financial technology business	100% owned by TAC

AGBA Group Limited (“AGL”)	● Hong Kong company ● Operating as cost center for the Company	100% owned by TAGTL

Tandem Fintech Limited (“TFL”)	● Hong Kong company ● Operating an online insurance comparison platform	100% owned by TAC

AGBA Innovation Limited (“AGBA Innovation”)	● Hong Kong company ● No operations since inception	100% owned by OIL

FinLiving Limited	● Hong Kong company ● No operations since inception	100% owned by AGBA Innovation